Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated June 11, 2010, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Navarre Corporation on Form 10-K for the year ended March 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Navarre Corporation on Form S-3 (File No. 333-161514, effective October 23, 2009), on Form S-1, as amended on Form S-3 (File No. 333-133280, effective January 12, 2007) and on Forms S-8 (File No. 333-147280, effective November 9, 2007; File No. 333-119260, effective September 24, 2004; File No. 333-131986, effective February 22, 2006; File No. 33-80218, effective June 14, 1994; File No. 33-86762, effective November 29, 1994; File No. 333-31017, effective July 16, 1997; File No. 333-87143, effective September 15, 1999; File No. 333-91710, effective July 1, 2002 and File No. 333-109056, effective September 23, 2003).
Minneapolis, Minnesota
June 11, 2010